UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement

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☒	Definitive Information Statement

KL ENERGY CORPORATION
(Name of Registrant as Specified in Its Charter)

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KL Energy Corporation
306 East Saint Joseph Street, Suite 200
Rapid City, South Dakota 57701

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
August 22, 2011

To our Stockholders:

 The purpose of this Information Statement is to inform you that on August 22, 2011, the Board of Directors of KL Energy Corporation (“KL Energy” or the “Company”) approved an amendment to the Company’s Articles of Incorporation (the “Amendment”) to:

•
Increase the total number of the Company’s authorized capital stock from 200,000,000 to 400,000,000 shares, comprised of (A) 380,000,000 shares of common stock, par value $0.001 per share, and (B) 20,000,000 shares of preferred stock, par value $0.001 per share.

The Board of Directors recommended and submitted the Amendment for approval by the Company’s stockholders.  As of August 22, 2011, the holders of 33,331,362 shares of common stock representing approximately 65.5% of the outstanding shares of common stock adopted and approved by written consent a Certificate of Amendment to the Company’s Articles of Incorporation setting forth the Amendment.  Pursuant to the provisions of the Nevada Revised Statutes (the “NRS”) and the Company’s Articles of Incorporation, the holders of at least a majority of the outstanding voting shares are permitted to approve the Amendment by written consent in lieu of a meeting, provided that notice of such action is given to the other stockholders of the Company.  Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an information statement must be sent to the holders of voting stock who do not sign the written consent at least 20 days prior to the effective date of the action.  This notice, which is being sent to all holders of record on August 22, 2011 (the “Record Date”), is intended to serve as the information statement required by the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

/s/ Peter Gross
Peter Gross
Chief Executive Officer and President

August 31, 2011

Rapid City, South Dakota

INTRODUCTION

We are sending you this Information Statement to inform you of the approval and adoption of the Amendment on or about August 22, 2011, by a majority of the stockholders of the Company’s issued and outstanding common stock pursuant to a written consent in lieu of a special meeting.  The purpose of the Amendment is to increase the total number of the Company’s authorized capital stock from 200,000,000 to 400,000,000 shares, comprised of (A) 380,000,000 shares of common stock, par value $0.001 per share, and (B) 20,000,000 shares of preferred stock, par value $0.001 per share.  The holders of 33,331,362 shares, out of the 50,893,309 issued and outstanding shares of common stock on August 22, 2011, representing approximately 65.5% of the votes entitled to be cast, approved the Certificate of Amendment.  The Certificate of Amendment to the Company’s Articles of Incorporation is attached hereto as Exhibit A.

The Amendment will become effective when the Certificate of Amendment is filed with the Nevada Secretary of State.  Pursuant to Rule 14c-2 promulgated under the Exchange Act, we anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to our stockholders.  This Information Statement is first being sent to stockholders on or about August 31, 2011.

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Exchange Act and/or the Nevada Revised Statutes.  No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights under the NRS are afforded to the Company’s stockholders as a result of the adoption of the Amendment.  Proxies are not being requested from stockholders in connection with the approval of the Amendment.

Expenses in connection with the distribution of this Information Statement will be paid by the Company.

QUESTIONS AND ANSWERS ABOUT THE AMENDMENT

Q:  Why did I receive this Information Statement?

A:  Applicable laws require us to provide you information regarding the Amendment even though your vote is neither required nor requested for the Amendment to become effective.

Q:  What will I receive if the Amendment is completed?

A:  Nothing.  The Amendment will only modify the Company’s Articles of Incorporation.

Q:  When do you expect the Amendment to become effective?

A:  The Amendment will become effective upon the filing of the Certificate of Amendment with the Nevada Secretary of State.  We expect to file the Certificate of Amendment with the Nevada Secretary of State not less than 20 days after this Information Statement has been sent to you, or as soon thereafter as practicable.

Q:  Why am I not being asked to vote?

A: The holders of a majority of the issued and outstanding shares of common stock have already approved the Amendment pursuant to a written consent in lieu of a meeting.  Such approval, together with the approval of the Company’s Board of Directors, is sufficient under Nevada law, and no further approval by our stockholders is required.

Q:  What do I need to do now?

A:  Nothing.  This information statement is purely for your information and does not require or request you to do anything.

Q:  Who can I contact with questions?

A:  If you have any questions about the Amendment, you should contact:

KL Energy Corporation
306 East Saint Joseph Street, Suite 200
Rapid City, South Dakota 57701
Telephone: (605) 721-5801
Facsimile: (605) 718-1372
Attn:           Thomas J. Bolan, Chief Financial Officer

You may also obtain additional information about the Company from documents filed with the Securities and Exchange Commission (hereafter, the "SEC") at the SEC's Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including KL Energy, that file electronically with the SEC. The public can obtain any document we file with the SEC at "www.sec.gov."

VOTE REQUIRED; MANNER OF APPROVAL

Approval of an amendment or restatement to the current Articles of Incorporation of the Company under the NRS requires the affirmative vote of the holders of a majority of the voting power of the Company.  The Company has no class of voting stock outstanding other than the common stock (see “Description of Securities”).

Section 78.320 of the NRS provides, in substance, that, unless the Company’s Articles of Incorporation provide otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting.  Our Board of Directors unanimously approved and adopted the Amendment on August 22, 2011 and recommended the approval of the Amendment and its adoption to stockholders representing a majority of the voting power of the Company.

In accordance with the NRS, the affirmative written consent to the Amendment by holders of at least a majority of the outstanding shares of voting stock of the Company has been obtained.  As a result, no additional vote or proxy is required by the stockholders to approve the adoption of the Amendment.

Under Rule 14c-2 promulgated under the Exchange Act, the Amendment cannot take effect until 20 days after this Information Statement is first sent to the Company’s stockholders.  The Amendment will become effective when the Certificate of Amendment is filed with the Secretary of State of the State of Nevada, which is anticipated to be on or about August 31, 2011.

PURPOSE AND EFFECT OF THE AMENDMENT

Introduction

On August 22, 2011, and subject to approval of stockholders, the Board of Directors, believing it to be in the best interests of our Company and its stockholders, authorized an amendment of our Articles of Incorporation to increase the total number of the Company’s authorized capital stock from 200,000,000 to 400,000,000 shares, comprised of (A) 380,000,000 shares of common stock, par value $0.001 per share, and (B) 20,000,000 shares of preferred stock, par value $0.001 per share.  This summary is qualified in its entirety by reference to the full text of the Certificate of Amendment to the Articles of Incorporation of the Company attached as Exhibit A to this Information Statement.

Increase in Authorized Common Stock of the Company

As of August 22, 2011, a total of 50,893,309  shares of our common stock, $0.001 par value, were outstanding and held by approximately 63 stockholders of record.  We also have reserved an aggregate of approximately 5,000,000 shares of common stock for issuance upon the exercise of outstanding stock options and vesting of restricted stock grants.

As of the date of this Information Statement, the Company’s Articles of Incorporation authorize for issuance 180,000,000 shares of common stock and 20,000,000 shares of preferred stock.  The Amendment will increase the number of authorized shares of common stock from 180,000,000 to 380,000,000 and the number of authorized shares of preferred stock will remain at 20,000,000.  The increase in the number of authorized shares of common stock will provide additional authorized common stock that may be issued upon the conversion of secured convertible promissory notes issued by the Company in its November 2010 bridge financing and in its July 2011 bridge financing.  As of the date of this Information Statement, the Company has outstanding secured convertible promissory notes of $9,251,508 in aggregate principal amount.

In addition, the increase in the number of authorized but unissued shares of common stock would enable our Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.  Due to the current state of the U.S. and international capital markets, we anticipate that we will need to issue a significant number of shares of common stock or securities convertible into or exercisable for shares of common stock to raise financing in 2011 to meet our working capital needs.  In addition, the authorization of additional shares of common stock will provide our Company with the flexibility to seek additional capital through equity financings in a competitive environment from time to time in the future and to use equity, rather than cash, to complete acquisitions, from time to time in the future.

Issuance by our Company of any additional shares of common stock would dilute both the equity interests and the earnings per share of existing holders of the common stock.  Such dilution may be substantial, depending upon the amount of shares issued.  The newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock.  However, the increase could have a dilutive effect on the voting power of existing stockholders.

In addition to financing purposes, we could also issue shares of common stock that may make more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or other means.  When, in the judgment of our Board of Directors, this action will be in the best interest of the stockholders and our Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of our Company.  Such shares also could be privately placed with purchasers favorable to our Board of Directors in opposing such action.  The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts.  The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of our Company should the Board of Directors consider the action of such entity or person not to be in the best interest of the stockholders of our Company.  The issuance of new shares also could be used to entrench current management or deter an attempt to replace the Board of Directors by diluting the number or rights of shares held by individuals seeking to control our Company by obtaining a certain number of seats on the Board of Directors.

While the Amendment may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by the Amendment outweighs any disadvantages. To the extent that the Amendment may have anti-takeover effects, the Amendment may encourage persons seeking to acquire our Company to negotiate directly with the Board of Directors enabling the Board of Directors to consider the proposed transaction in a manner that best serves the stockholders' interests.

THE AMENDMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE AMENDMENT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT THAT WILL OCCUR AND TO PROVIDE YOU WITH INFORMATION ABOUT THE AMENDMENT AND THE BACKGROUND OF THESE TRANSACTIONS.

DESCRIPTION OF SECURITIES

General

As of the Record Date, our authorized capital stock consists of 180,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.  Our common stock is the only class of voting securities currently issued and outstanding.  As of the Record Date, there were 50,893,309 shares of our common stock issued and outstanding.

Common Stock

The following is a summary of the material rights and restrictions associated with the Company’s capital stock.  This description does not purport to be a complete description of all of the rights of stockholders and is subject to, and qualified in its entirety by, the provisions of the Company’s Articles of Incorporation and bylaws.

The holders of shares of common stock have the right to cast one vote for each share held of record on all matters submitted to a vote of the holders of common stock, including the election of directors.  Holders of common stock do not have cumulative voting rights in the election of directors.  Pursuant to the provisions of Section 78.320 of the NRS and the Company’s bylaws, a majority of the outstanding shares of stock entitled to vote must be present, in person or by proxy, at any meeting of the stockholders of the Company in order to constitute a valid quorum for the transaction of business.  Actions taken by stockholders at a meeting in which a valid quorum is present are approved if the number of votes cast at the meeting in favor of the action exceeds the number of votes cast in opposition to the action.  Certain fundamental corporate changes such as the sale of substantially all of the Company’s assets, mergers, or amendments to the Company’s Articles of Incorporation require the approval of holders of a majority of the outstanding shares entitled to vote (see “Vote Required; Manner of Approval”).  Holders of common stock do not have any pre-emptive rights to purchase shares in any future issuances of common stock or any other securities.  There are no redemption or sinking fund provisions applicable to the common stock.  All outstanding shares of common stock are fully paid and non-assessable.

The holders of common stock are entitled to receive dividends pro rata based on the number of shares held, when and if declared by the Company’s Board of Directors, from funds legally available for that purpose.  In the event of the liquidation, dissolution or winding up of the affairs of the Company, all of the Company’s assets and funds remaining after the payment of all debts and other liabilities are to be distributed, pro rata, among the holders of common stock.

There are no dividend restrictions that limit the Company’s ability to pay dividends on shares of common stock in the Company’s Articles of Incorporation or bylaws.  Section 78.288 of Chapter 78 of the NRS prohibits the Company from declaring dividends where, after giving effect to the distribution of the dividend: (a) the Company would not be able to pay its debts as they become due in the usual course of business; or (b) except as may be allowed by the Company’s Articles of Incorporation, the Company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution.

Preferred Stock

Our Articles of Incorporation authorizes twenty million (20,000,000) shares of "blank check" preferred stock, and no shares of our preferred stock are currently outstanding.  The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by our Board of Directors upon issuance.  The blank check preferred stock provision as currently set forth in our Articles of Incorporation permits our Board of Directors to authorize and issue preferred stock from time to time in one or more series.

Subject to the provisions of our Articles of Incorporation and the limitations prescribed by law, our Board of Directors is expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders.  Our Board of Directors is required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of our Company and our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth certain information, as of August 22, 2011, regarding the beneficial ownership of our common stock by each person who is known by us to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock, by each of our directors and executive officers, and by all of our directors and executive officers as a group.  In reviewing the following table, please keep in mind that the percentage amounts for each reported party are based on 50,893,309 common shares issued and outstanding as of August 22, 2011.  The percentage amounts also give effect to the issuance of common shares underlying options and restricted stock grants   exercisable within sixty (60) days held by the reported party.  Unless otherwise indicated, the address for each person is c/o KL Energy Corporation, 306 East Saint Joseph Street, Suite 200, Rapid City, South Dakota 57701.

Name and Address of Beneficial Owner (1)	Common Stock	% of Class
5% Stockholders (Excluding Directors):
Niton Capital	9,695,568	19.1%
Deutsche Bank Nominees (Jersey) Limited	9,590,341	18.8%
Randy Kramer (5)	4,356,337	8.6%
David Litzen (4)	4,356,337	8.6%
Warcoing Sucre SA (2)	2,954,545	5.8%
Pelly Management	2,886,364	5.7%

	33,839,492	66.5%

Directors and Named Executive Officers (defined above):
Pedro deBoeck (2)	5,227,272	10.3%
Peter Gross (3) (4)	2,500,000	4.9%
Thomas Schueller (6)	12,102	0.0%
Thomas Bolan (6)	12,072	0.0%
Alan Rae	-	0.0%
Alain Vignon	-	0.0%
Alain Poncelet	-	0.0%

All directors and executive officers as a group (7 persons)	7,751,446	15.2%

(1)  Pursuant to Rule 13d-3 under the Securities and Exchange Act of 1934, as amended, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship, or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days from March 31, 2011. Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which the person has the right to acquire voting and/or investment power within 60 days. The number of shares shown includes outstanding shares of common stock owned as of April 22, 2011 by the person indicated.
(2)  Mr. de Boeck is also the Managing Director of Warcoing Sucre SA.
(3)  Mr. Gross is the Managing Director of add blue Consultoria Ltda., which owns 2,500,000 shares of Company common stock, and was named President and CEO effective March 9, 2010.
(4)  Mr. Litzen resigned as Vice President and Chief Technology Officer on November 10, 2010.
(5)  Mr. Kramer resigned as President, Chief Executive Officer and Chief Financial Officer on February 11, 2009.
(6)  Shares owned by Messrs. Bolan and Schueller represent restricted stock grants pursuant to the Company's 2009 Equity Incentive Plan.

INTEREST OF CERTAIN PERSONS
IN OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his or her role as an officer or director of the Company.  No director of the Company opposed the proposed actions taken by the Company set forth in this Information Statement.

PROPOSAL BY SECURITY HOLDERS

No security holder has requested the Company to include any proposal in this Information Statement.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may after supplement it.  It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the information statement to the beneficial owners of our common stock held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith.  Additional copies of this Information Statement may be obtained at no charge by written request to our Chief Financial Officer.

MISCELLANEOUS

One information statement will be delivered to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing such address.  Upon receipt of such notice, we will undertake to promptly deliver a separate copy of this Information Statement to the stockholder at the shared address to which a single copy of the information statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future.   In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning our offices or by mail.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Peter Gross
Peter Gross, Chief Executive Officer and President

August 31, 2011
Rapid City, South Dakota

Exhibit A

Certificate of Amendment

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

KL Energy Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

Article 2 is hereby amended and replaced in its entirety by Exhibit A attached hereto.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:     65.5%

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)
5. Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accomplished by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 3-6-09

Exhibit A to Certificate of Amendment

“ARTICLE 2. CAPITALIZATION. The total number of shares of stock which the Corporation shall have the authority to issue is four hundred million (400,000,000) shares, consisting of three hundred and eighty million (380,000,000) shares of Common Stock having a par value of $.001 per share and twenty million (20,000,000) shares of Preferred Stock having a par value of $.001 per share.

The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series,  may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.”